Richard Lieberman
                                 Vice President
                            Associate General Counsel
                              The FINOVA Group Inc.
                           1850 N. Central Ave., #1159
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209


                                                                     EXHIBIT 5.1

The FINOVA Group Inc.
1850 N. Central Ave.
P.O. Box 2209
Phoenix, AZ 85002-2209

Dear Ladies and Gentlemen:

         As Vice President-Associate General Counsel, I have acted as counsel to The FINOVA Group Inc., a Delaware corporation ("FINOVA"), in connection with the registration by FINOVA under the Securities Act of 1933, as amended, of 211,379 shares of its common stock, $.01 par value (the "Shares") pursuant to a Registration Statement on Form S-3 (File No. 333-________)(the "Registration Statement"). The Shares are being offered for sale by certain shareowners of FINOVA who were formerly shareowners of Preferred Business Credit, Inc. (the "Selling Shareowners") identified in the Registration Statement.

         On the basis of that investigation as I have deemed necessary, I am of the opinion that the Shares to be offered for sale by the Selling Shareowners have been duly authorized and are validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Richard Lieberman
                                                     Richard Lieberman
                                                     Vice President
                                                     Associate General Counsel